CONFIRMING STATEMENT

This Confirming Statement ("Statement") confirms that the undersigned, Stephanie Zapata Moore, pursuant to her power and authority in her role as attorney-in-fact for Carrie Lee Kirby ("Reporting Person") granted by that certain Power of Attorney entered into as of May 31, 2019 ("Power of Attorney"), hereby authorizes, directs and designates Yuki Whitmire ("Designee"), acting singly, to: (1) prepare, execute in the Reporting Person's name and on the Reporting Person's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") or any rule or regulation of the SEC; (2) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer and/or director of Vistra Corp. (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (3) do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Designee, may be of, benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by the Designee on behalf of the Reporting Person pursuant to this Statement shall be in such form and shall contain such terms and conditions as the Designee may approve in the Designee's discretion.

The undersigned, pursuant to her power and authority in her role as attorney-in-fact for the Reporting Person, hereby grants to the Designee full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or property to be done in the exercise of any of the rights and powers granted under this Statement, as fully to all intents and purposes as the Reporting Person might or that the Designee, or the Designee's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Statement and the rights and powers herein granted. On behalf of the Reporting Person, the undersigned acknowledges that the foregoing Designee, in serving in such capacity on behalf of the Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Exchange Act.

The authority of the Designee under this Statement shall continue until the Reporting Person is no longer required to file Forms 4 and 5 with respect to the Reporting Person's holdings of and/or transactions in securities of the Company, unless earlier revoked by the Reporting Person, or any attorney-in-fact, in a signed writing delivered to the Designee.

IN WITNESS WHEREOF, the undersigned has caused this Statement to be executed as of this 6th day of October, 2020.

By: /s/ Stephanie Zapata Moore, as attorney-in-fact for Carrie Lee Kirby

Name: Stephanie Zapata Moore